UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 20, 2022

DOCGO INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39618	85-2515483
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

35 West 35th Street, Floor 6, New York, New York	10001
(Address of principal executive offices)	(Zip Code)

(844) 443-6246

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	DCGO	The Nasdaq Stock Market LLC
Warrants, each exercisable for one share of common stock at an exercise price of $11.50 per share	DCGOW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders

On Monday, June 20, 2022, DocGo Inc. (the “Company”) held its 2022 Annual Meeting of Stockholders (the “Annual Meeting”) at 12:00 p.m. Eastern Time. As of the close of business on April 25, 2022, the record date for the Annual Meeting, there were 100,345,233 shares of common stock entitled to vote at the Annual Meeting. The results of the matters voted upon at the Annual Meeting were as follows:

1.	Election of the three Class I director nominees to serve until the 2025 Annual Meeting of Stockholders or until their successors are duly elected and qualified (Proposal 1):

Director Nominee	Votes For	Votes Withheld	Broker Non-Votes
Mr. Stan Vashovsky	64,326,840	4,192,954	10,740,882
Mr. Ira Smedra	63,128,684	5,391,110	10,740,882
Mr. Ely D. Tendler	63,880,550	4,639,244	10,740,882

2.	Ratification of the appointment of Urish Popeck & Co., LLC as the Company’s independent registered public accounting firm for the year ending December 31, 2022 (Proposal 2):

Votes For	Votes Against	Abstentions	Broker Non-Votes
79,160,326	38,061	62,289	—

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOCGO INC.

By:	/s/ Andre Oberholzer
Name: Andre Oberholzer
Title: Chief Financial Officer

Date: June 22, 2022

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